                                                                                                                                                      Exhibit 10.7

FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 30, 2002 by and among MONACO COACH CORPORATION, a Delaware corporation, ROYALE COACH BY MONACO, INC., an Indiana corporation, MCC ACQUISITION CORPORATION, a Delaware corporation, the Lenders and U.S. BANK NATIONAL ASSOCIATION as the Administrative Lender.

RECITALS

Borrowers, Administrative Lender and Lenders are parties to that certain Amended and Restated Credit Agreement dated September 28, 2001 (the “Agreement”).  In order to permit Borrowers to utilize Administrative Lender’s cash management products, Borrowers and Lenders desire to amend the Agreement to remove the Swing Loan as a subfacility of the Revolving Loans without changing the economic terms of the existing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Administrative Lender, Lenders and Borrowers hereby agree as follows:

1.             Definitions.    All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement.

2.             Amendment to Section 1.1.

(a)           The following defined terms are amended in their entirety to read as follows:

“Available Credit” means, at any time before the Revolver Maturity Date, the amount by which (i) the lesser of (A) the total of the Revolving Loan Commitments or (B) the Borrowing Base is greater than (ii) the total of the outstanding principal amount of the Revolving Loans, the Letter of Credit Obligations and Swing Loans, and on and after the Revolver Maturity Date, Available Credit shall be zero.

“Ratable Portion” means, with respect to any Lender: (i) with respect to Revolving Loans, the quotient obtained by dividing the total of such Lender’s Revolving Loan Commitment by the total Revolving Loan Commitments of all Lenders; (ii) with respect to Term Loans, the quotient obtained by dividing the total of such Lender’s Term Loan Commitment by the total Term Loan Commitments of all Lenders; (iii) with respect to all Loans, the quotient obtained by dividing the total of such Lender’s Revolving Loan Commitment, Term Loan Commitment and Swing Loan Commitment by the Total Commitments.  At all times when the Total Commitments are zero, all references in the preceding sentence to “Commitments” shall mean Commitments existing immediately before the Total Commitments became zero.

“Total Commitments” means the total of all Revolving Loan Commitments, Swing Loan Commitment and Term Loan Commitments.

(b)           The following additional defined terms are added to Section 1.1:

“Swing Loan Balance Amount” means, at any time, the amount that the outstanding balance of the Swing Loans would need to be so that Swingline Lender’s percentage of the aggregate Revolving Loans and Swing Loans equals the True-Up Percentage.

“Swing Loan Commitment” means the amount set opposite the Swingline Lender’s name on Schedule I as its “Swing Loan Commitment,” as such amount may be adjusted from time to time pursuant to this Agreement.

“True-Up Event” means the occurrence of both: (i) any of the following: (A) the aggregate outstanding balance of the Swing Loans exceeds the Swing Loan Balance Amount by at least $4,000,000 for ten consecutive Business Days; (B) at any time during the continuation of a Default the balance of the Swing Loans does not equal the Swing Loan Balance Amount; or (C) at any time the balance of the Swing Loans exceeds the Swing Loan Balance Amount and Swingline Lender, by notice to the Administrative Lender, requests that the amount of the Swing Loans be reduced; and (ii) receipt by Administrative Lender before 9:00 AM (Portland time) on a Business Day of a request from a Lender for a settlement under Section 3.2(b).

“True-Up Percentage” means, with respect to any Lender, the quotient obtained by dividing the total of such Lender’s Revolving Loan Commitment and Swing Loan Commitment by the total of the Revolving Loan Commitments and Swing Loan Commitments of all Lenders.  At all times when the Total Commitments are zero, all references in the preceding sentence to “Commitments” shall mean Commitments existing immediately before the Total Commitments became zero.

(c)           The term “Swing Loan Available Credit” is deleted.

3.             Amendment of Section 3.2.  Section 3.2 is amended in its entirety to read as follows:

3.2  SWING LOANS

(a)           On the terms and subject to the conditions contained in this Agreement, Swingline Lender agrees to make loans (each a “Swing Loan”) to

Borrowers from time to time until the Revolver Maturity Date in an aggregate amount not to exceed at any time outstanding the Swing Loan Commitment; provided, however, Swingline Lender, in its sole discretion, may elect not to make a Swing Loan at any time that the Available Credit is negative or would become negative upon the making of such Swing Loan.  Each Swing Loan shall be made and prepaid upon such notice as the Swingline Lender and Borrowers’ Agent shall agree; provided that in the absence of a written agreement to the contrary, Swingline Lender must receive each request for a Swing Loan not later than 2:00 PM (Portland time) on the Business Day of borrowing and any prepayment made after 2:00 PM (Portland time) shall be credited on the next Business Day.  Further, Swingline Lender may make Swing Loans without notice from Borrowers’ Agent or any Borrower (A) automatically pursuant to cash management arrangements, if any, made from time to time by Borrowers with Administrative Lender and/or (B) to allow Administrative Lender to pay each Lender its share of fees, interest and other amounts due hereunder to the extent such fees, interest and other amounts are then due and payable.  All Swing Loans shall be evidenced by a Note payable to the order of the Swingline Lender.  Subject to all the limitations, terms and conditions contained herein, Borrowers may from time to time borrow, partially or wholly repay outstanding Swing Loans and reborrow Swing Loans.  Borrower shall repay the outstanding principal balance of the Swing Loans, together with all accrued and unpaid interest and related fees on the Revolver Maturity Date.  All interest due on the Swing Loans shall be payable to the Swingline Lender.  After receipt of payment of principal or interest on the Swing Loans, Administrative Lender will promptly distribute the same to the Swingline Lender at its Applicable Lending Office.

(b)           On the Business Day that a True-Up Event occurs, regardless of whether the conditions in Section 7.2 exist and without notice or other action by any Borrower, the balance of each Lender’s Revolving Loans shall be increased/decreased and the balance of the Swing Loans decreased/increased by that amount that results in the Swing Loans equaling the Swing Loan Balance Amount.  Administrative Lender, by not later than 11:00 AM (Portland time) on such Business Day, shall notify each Lender whose Loans are increasing of the principal amount of such increase, and each such Lender shall, before 2:00 PM (Portland time) on such Business Day, make available to Administrative Lender, in immediately available funds, the amount of such increase.  Administrative Lender shall use such funds to repay the principal amount of the Loans being reduced.  If Lenders are prohibited by the Bankruptcy Code or any other Governmental Rule from making the adjustment required by the first sentence of this Section, each Lender shall purchase such participation interest in the Loans of the other Lenders as is necessary to effect the same result among the Lenders as the adjustment required by the first sentence of this Section.

4.             Amendment of Section 3.5(d).  Section 3.5(d) is amended in its entirety to read as follows:

(d)           Unused Line Fee.  On the last day of each calendar quarter beginning September 30, 2001 and on the Revolver Maturity Date, Borrowers shall pay to Administrative Lender, for the ratable benefit of Lenders, an unused line fee equal to (i) the amount by which the Revolving Loan Commitments are greater than the total of the average daily outstanding balance of the Revolving Loans and the average daily face amount of outstanding Letters of Credit for such quarter or period multiplied by (ii) a per annum rate equal to the Fee Percentage.  On the last day of each calendar quarter beginning June 30, 2002 and on the Revolver Maturity Date, Borrowers shall pay to Administrative Lender, for the benefit of the Swingline Lender, an unused line fee equal to (i) the amount by which the Swing Loan Commitment is greater than the total of the average daily outstanding balance of the Swing Loans for such quarter or period multiplied by (ii) a per annum rate equal to the Fee Percentage.

5.             Schedule I.  Schedule I is amended in its entirety to read as Schedule I attached hereto.

6.             Effective Data.  This First Amendment shall be effective as of May 6, 2002.

7.             Ratification.  Except as otherwise provided in this First Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

8.             One Agreement.  The Agreement, as modified by the provisions of this First Amendment, shall be construed as one agreement.

9.             Counterparts.  This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

10.          Statutory Notice.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, this First Amendment to Amended and Restated Credit Agreement has been duly executed as of the date first written above.

MONACO COACH CORPORATION By: /s/ Marty Daley
Title: VP and CFO
ROYALE COACH BY MONACO, INC. By: /s/ Marty Daley	MCC ACQUISITION CORPORATION By: /s/ Marty Daley
Title: Treasurer	Title: Treasurer
DEUTSCHE FINANCIAL SERVICES CORPORATION By: /s/ Timothy Wass	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Kathy Inman Lucier
Title: Vice President	Title: Vice President
UNION BANK OF CALIFORNIA, N.A. By: /s/ Thomas Marks	BANK OF AMERICA, N.A. By: /s/ Robert A. Davison
Title: Vice President	Title: Senior Vice President
WASHINGTON MUTUAL BANK By: /s/ Bruce Kendrex	U.S. BANK NATIONAL ASSOCIATION By: /s/ Caron Carlyon
Title: Vice President	Title: Managing Director

SCHEDULE I

1.  Revolving Loan Commitments:

U.S. Bank National Association — $14,181,818.18 (23.636363633%)
Deutsche Financial Services Corporation — $7,636,363.64 (12.727272733%)
Washington Mutual Bank — $10,818,181.82 (18.030303033%)
Wells Fargo Bank, National Association — $10,818,181.82 (18.030303033%) Union Bank of California, N.A. — $8,909,090.90 (14.848484833%) Bank of America, N.A. — $7,636,363.64 (12.727272733%)

2.  Term Loan Commitments:

U.S. Bank National Association — $13,818,181.82 (34.54545455%)
Deutsche Financial Services Corporation — $4,363,636.36 (10.90909091%)
Washington Mutual Bank — $6,181,818.18 (15.45454545%)
Wells Fargo Bank, National Association — $6,181,818.18 (15.45454545%) Union Bank of California, N.A. — $5,090,909.09 (12.72727273%) Bank of America, N.A. — $4,363,636.36 (10.90909091%)

3.  Swing Loan Commitment:

U.S. Bank National Association — $10,000,000 (100%)

4.  Applicable Lending Office and Address for Notices for each Lender:

U.S. Bank National Association
Oregon Commercial Banking
800 Willamette Street, 3rd Floor
PO Box 10553
Eugene, Oregon  97440
Attn:  Ken Carson
Telephone:  (541) 465-4127
Fax:  (541) 342-6712
Email: kenneth.carson@usbank.com

Deutsche Financial Services Corporation
2625 S. Plaza Drive, Suite 201
Tempe, AZ  85282
Attn: Timothy Wass, Vice President
Telephone:  (480) 449-7124
Fax:  (480) 829-3963
Email: timothy.wass@db.com

Wells Fargo Bank, National Association
99 E. Broadway, 2nd Floor
Eugene, OR  97440
Attn: Kathy Lucier, Vice President
Telephone:  (541) 465-5965
Fax:  (541) 465-5764
Email: lucierki@wellsfargo.com

Washington Mutual Bank
1201 Third Avenue, WMT 1445
Seattle, WA  98101
Attn: Bruce Kendrex, Vice President
Telephone:  (206) 377-3888
Fax:  (206) 377-3812
Email: bruce.kendrex@wamu.net

Union Bank of California, N.A.
407 SW Broadway
Portland, OR  97205
Attn:  Tom Marks, Vice President
Telephone:  (503) 225-3693
Fax:  (503) 225-2846
Email: thomas.marks@uboc.com

Bank of America, N.A.
121 SW Morrison, #1700
Portland, OR  97204
Attn: Robert Davison, Senior Vice President
Telephone:  (503) 279-2809
Fax:  (503) 275-1391
Email: robert.a.davison@bankofamerica.com